PORTFOLIO MANAGEMENT AGREEMENT




     AGREEMENT made this 4th day of January,  1999, by and between,  First Union
National   Bank,  a  national   banking   association,   (the   "Advisor")  and
OppenheimerFunds, Inc., a Colorado corporation (the "Manager").

     WHEREAS, Evergreen Masters Fund ("Fund"), a series of Evergreen Equity Trust (the "Trust"), is a Delaware business trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

     WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Fund; and

     WHEREAS, the Advisor desires to avail itself of the services, advice and assistance of the Manager to assist the Advisor in providing investment advisory services to the Fund and the Manager desires to provide such services; and

     WHEREAS, the Advisor has entered into an Investment Advisory Agreement as of September 18, 1997 with the Trust pursuant to which the Advisor acts as investment adviser with respect to the Fund;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Manager. The Manager is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of rendering investment advisory services. The Advisor is a bank as defined in Section 202(a)(2) of the Advisers Act and serves as investment manager to the Fund. The Advisor hereby employs the Manager to manage the investment and reinvestment of that portion of the Fund which the Advisor allocates to the Manager from time to time (the "Account"), subject to the supervision of the Advisor and the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth, and the Manager hereby accepts such employment. The Manager shall not be responsible for any services to the Fund, or the Account, or to bear any expenses, other than those expressly set forth in this Agreement. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Advisor, the Fund or the Trust in any way. The Manager, on behalf of the Fund, may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counter-parties and other persons in connection with its management of the Account.



2. Rebalancing of the Fund. In addition to the Manager, the Advisor intends to appoint three other sub-advisers to assist in the management of the Fund's assets, and to allocate to each sub-adviser (including the Manager) 25% of all Fund inflows from share sales and distribution reinvestment and 25% of all Fund outflows from share redemptions and cash distributions. The Advisor and the Manager acknowledge that market action may result in each sub-adviser managing more or less than 25% of the Fund's assets at any point in time. The Advisor agrees that it will not actively reallocate Fund assets among the sub-advisers unless average daily net assets allocated to one sub-adviser (i) exceeds 35% or
(ii) is less than 15%, in each case of average daily net assets of the Fund for three consecutive calendar months. Upon the occurrence of such an event, the Advisor may, but shall not be obligated to, reallocate Fund assets among the sub-advisers so as to provide for more equal distribution of Fund assets among sub-advisers. The Advisor shall provide each sub-advisers affected by such reallocation with at least 30 days prior notice thereof.

3. Obligations of Services to be Provided by the Manager. The Manager undertakes to provide the following services and to assume the following obligations:


a. The Manager shall manage the investment and reinvestment of the portfolio assets of the Account, all without prior consultation with the Advisor, subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Fund's Prospectus and Statement of Additional Information as from time to time in effect (the "Governing Documents"),
 (ii) the requirements applicable to registered investment companies under the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) any written instructions which the Advisor or the Trust's Board of Trustees may issue from time-to-time; provided, however, that for purposes of determining compliance with the Governing Documents and with applicable law, the Manager shall treat the Account as if it constituted the entire Fund. The Manager also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Trust's Board of Trustees as from time to time in effect as previously provided to the Manager by the Advisor (the "Procedures"). Notwithstanding anything to the contrary contained in this Agreement, but subject to the Manager's obligations set forth in clauses 3 a (i)-(iii) above, the Advisor expressly assumes and shall retain overall responsibility for (i) monitoring the investment program maintained by the Manager for the Account and the other subadvisers to ensure that the Account's and the Fund's assets are invested in compliance with this Agreement, the Governing Documents, the Procedures and the requirements of applicable law, (ii) the actions and omissions of any other subadviser to the Fund, for the purposes of compliance or otherwise, and (iii) all other compliance requirements relating to the Fund. The Advisor has provided to the Manager true and correct copies of all Governing Documents and Procedures and shall promptly provide to the Manager any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the Manager shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Manager shall from time to time (but no more often than quarterly) upon reasonable request render reports in such form as the Manager shall determine to the Trust's Board of Trustees and the Advisor on portfolio transactions and investments held in the Account. The Advisor shall, in good faith and in a manner which it reasonably believes best serves the interests of the Account's shareholders, direct the Account's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held in the Account.

b. Subject to supervision of the Advisor, the Manager is authorized to, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as the Manager may select which may include, to the extent permitted by the Advisor and the Fund, brokers or dealers affiliated with the Manager. The Manager shall seek to obtain "best execution" on all portfolio transactions executed on behalf of the Fund, provided that, so long as the Manager has complied with Section 28(e) of the Securities Exchange Act of 1934, the Manager may cause the Fund to pay a commission on a transaction in excess of the amount of commission another broker-dealer would have charged.

On occasions when the Manager deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain to most favorable price or lower brokerage commissions and efficient execution. In such event, allocations of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. Subject to the foregoing provisions of this section (b), then Manager may also consider sales of Fund shares and shares of other investment companies managed by the Manager or its affiliates as a factor in the selection of brokers or dealers for the Fund's portfolio transactions.

c. Solely in connection with the placement of orders for the execution of the portfolio transactions of the Account, the Manager shall maintain all necessary records pertaining to the purchase and sale of securities by the Manager on behalf of the Account required by Rule 31a-2 (c) and (f) under the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Trust, the Advisor or any person retained by the Trust during business hours upon reasonable notice and request. Where applicable, such records shall be maintained by the Manager for the periods and in the places required by Rule 31a-2 under the 1940 Act.

d. The Manager shall bear its expenses of providing services pursuant to this Agreement.


e. Notwithstanding anything to the contrary contained herein, the Adviser shall remain responsible for, among other things, providing to the Manager, or causing the Fund's Custodian to provide to the Manager, on each business day as of a time deadline to be mutually agreed upon but in no event later than reasonably necessary for the Manager to perform its daily duties, a report or computer download in a mutually acceptable software program and format, detailing the Account's portfolio holdings, uninvested cash, current valuations and other information requested by the Manager to assist it in carrying out its duties under this Agreement, as of the close of the prior business day. In performing obligations under this Agreement, the Manager may rely on the information provided to it by or on behalf of the Advisor or the Fund's Custodian.

f. The Advisor agrees to abide by the provisions of the 1940 Act and the Advisers Act, and the regulations thereunder, irrespective of whether it is not an "investment adviser" subject to the provisions of each statutes and regulations.

g. The Advisor hereby represents and warrants to the Manager that (i) all computer and other systems used by the Advisor in connection with the management and operation of the Fund, and (ii) the Advisor believes, after reasonable inquiry, that all computer and other systems used by third parties in connection with the management and operation of the Fund, shall be able to handle eight digit dates and the advent of the Year 2000 will not materially affect the functioning of such systems.

4. Compensation of the Manager. In full consideration of services rendered pursuant to this Agreement, the Advisor will pay the Manager a fee at the annual rate set forth in Schedule A hereto of the value of the Account's average daily net assets. Such fee shall be accrued daily and paid monthly as soon as possible after the end of each month but no later than 15 days after the end of the preceding month. If the Manager shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Manager, the value of the Account's net assets shall be computed at the times and in the manner that the Fund's net assets are computed, as specified in the Governing Documents.

5. Other Activities of the Manager. The services of the Manager hereunder are not to be deemed exclusive, and the Manager (including its officers and employees) shall be free to render investment advisory, administrative or other services to others and to engage in other activities.

6. Use of Names. The Advisor shall not use the name of the Manager or any of its affiliates in any prospectus, sales literature or other material in any manner not approved in writing prior thereto by the Manager; provided, however, that the Advisor may use the name of the Manager in any such material that merely refers in accurate terms to the Manager's appointment hereunder so long as the size and format of reference is consistent with any reference to other Fund sub-advisors named in such material. The Manager shall not use the name of the Trust or the Advisor in any material relating to the Manager in any manner not approved prior thereto by the Advisor; provided, however, that the Manager may use the name of the Advisor or the Trust in any material that merely refers in accurate terms to the appointment of the Manager hereunder.


7. Liability of the Manager. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be liable for any act or omission, or any losses that may be sustained, in the course of, or connected with, rendering services hereunder. Subject to the foregoing, nothing herein shall constitute a waiver of any rights or remedies which the Trust may have under any federal or state securities laws. The Manager shall not be liable to the Advisor, the Trust or the Fund for any losses that may be sustained as a result of delays in or inaccuracy of information about the Fund provided to the Manager by or on behalf of the Advisor or the Fund's Custodian.

8. Limitation of Trust's Liability. The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Manager agrees that any of the Trust's obligations shall be limited to the assets of the Fund and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

9. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without payment of any penalty, by the Trust's Board of Trustees, by the Advisor, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice to the Manager or by the Manager upon 60 days' prior written notice to the Advisor, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Advisor and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.
 This Agreement may be amended at any time by the Manager and the Advisor, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities.

10. Confidential Relationship. Any confidential information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. The Advisor hereby consents to the disclosure to third parties of investment results and other data of the Account in connection with providing composite investment results and related information of the Manager.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


12. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                             FIRST UNION NATIONAL BANK

                                             By: /s/ Michael H. Koonce
                                                 ___________________________
                                                 Authorized Officer


                                             OPPENHEIMERFUNDS, INC.

                                             By: /s/ Andrew J. Donohue
                                                 ____________________________
                                                 Authorized Officer

                                   SCHEDULE A



Evergreen Masters                  Annual Fee as a % of average daily net
Fund                               assets of the Account:

                                   0.50% of the first $500 million of net
                                   assets, (with a minimum fee of no less
                                   than $5,000 per month commencing 3 months after the date hereof)

                                   0.40% of next $500 million of net assets,

                                   0.35% of net assets over $1 billion


24885